THE NEEDHAM FUNDS, INC.
FIRST AMENDMENT TO THE AMENDED AND RESTATED FUND ACCOUNTING
SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of the 30th day of April, 2015, to the Amended and Restated Fund Accounting Servicing Agreement, dated as of June 7, 2012 (the "Agreement"), is entered into by and between THE NEEDHAM FUNDS, INC., a Maryland corporation (the "Company"), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE NEEDHAM FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/James W. Giangrasso	By: /s/Michael R. McVoy
Name: James W. Giangrasso	Name: Michael R. McVoy
Title: Chief Financial Officer	Title: Executive Vice President

Needham Funds

Amended Exhibit B to the
Amended and Restated Fund Accounting Servicing Agreement
ADMINISTRATION, FUND ACCOUNTING SERVICES
ANNUAL FEE SCHEDULE at May, 2015

3 Domestic Funds;
Annual Fee Based Upon Market Value Per Fund*
[ ] basis points on the first $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the balance

Minimum annual fee:  $[ ] per 3 Fund complex

Service Included in Annual Fee per Fund
•	Advisor Information Source - On-line access to portfolio management and compliance information

Chief Compliance Officer Support Fee*
• $[ ] /year

SEC §15(c) Reporting
•	$[ ] /fund per report - first class (Negotiated $[ ] I fund I year)
•	$[ ] /additional class report per year

Annual Legal Administration-Support of external legal counsel, including annual registration statement update and drafting of supplements:
•	0.5 basis point at each level
•	$[ ] additional minimum per complex
•	Proxy drafting billed at $[ ] per hour

Daily Pre- and Post-Tax Performance Reporting
•	Performance Service - $[ ] /CUSIP per month
•	Setup - $[ ] /CUSIP
•	FTP Delivery - $[ ] setup /FTP site

Daily Compliance Services (Charles River)
•	Base fee - $[ ] /fund per year
•	Setup - $[ ] /fund group
•	Data Feed - $[ ] /security per month

Blue Sky Conversion Fee:
•	$[ ] / fund complex

Out-Of-Pocket  Expenses
Including but not limited to postage, stationery, programming, special reports, third party data provider costs (including Bloomberg, S&P, Moody's, Morningstar, GICS, MSCI, Lipper, etc. proxies, insurance, EDGAR/XBRL filing, record retention, multiple classes, federal and state regulatory filing fees, expenses related to and including travel to and  from Board of Directors meetings, third party auditing and legal expenses, tax e-filing charges, PFIC monitoring and conversion expenses (if necessary).

Additional Services
Daily performance reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), Master/Feeder Structures and additional services agreed upon.

All fees are billed monthly plus out-of-pocket expenses, including pricing, corporate action, and factor services:
•	Pricing Services
$[ ] Domestic and Canadian Equities/Options (if necessary)
$[ ] International Equities/Futures
$[ ] International Bonds
$[ ] /Foreign Equity Security per Month for Corporate Action Service
$[ ] /Month Manual Security Pricing (>10/day)

Needham Funds	2

Amended Exhibit B (continued) to the
Amended and Restated Fund Accounting Servicing Agreement at May, 2015

•	Fair Value Services (FT Interactive)
      $[ ] on the First 100 Securities/Day
      $[ ] on the Balance of Securities/Day
NOTE:  Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.  Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs, and CDOs, which may result in additional fees,  All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Factor Services (security paydown factor data)
•	$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Needham Funds	3